WELLINGTON M ANAGEMENT

Code of Ethics

Personal Investing

Gifts and Entertainment

Outside Activities

Client Confidentiality

1 August 2013

“The reputation of a thousand years may be determined by the conduct of one hour.”

  – Ancient proverb

A Message from Our CEO

Wellington Management’s reputation is our most valuable asset, and it is built on trust –trust that we will always put our clients’ interests first and that our actions will fully meet our obligations as fiduciaries for our clients.

Our personnel around the world play a critical role in ensuring that we continue to earn this trust. We must all adhere to the highest standards of professional and ethical conduct. We must be sensitive to situations that may give rise to an actual conflict or the appearance of a conflict with our clients’ interests, or have the potential to cause damage to the firm’s reputation. To this end, each of us must act with integrity, honesty, and dignity.

We must all remain vigilant in protecting the interests of our clients before our own, as reflected in our guiding principle: “client, firm, self.” If our standards slip or our focus wanes, we risk the loss of everything we have worked so hard to build together over the years.

Please take the time to read this Code of Ethics, learn the rules, and determine what you need to do to comply with them and continue to build on our clients’ trust and confidence in Wellington Management.

Perry M. Traquina

Chairman and Chief Executive Officer

Table of Contents
Standards of Conduct	3
Who Is Subject to the Code of Ethics?	3
Personal Investing	4
Which Types of Investments and Related Activities Are Prohibited?	4
Which Investment Accounts Must Be Reported?	4
What Are the Reporting Responsibilities for All Personnel?	5
What Are the Preclearance Responsibilities for All Personnel?	6
What Are the Additional Requirements for Investment Professionals?	8
Gifts and Entertainment	9
Outside Activities	10
Client Confidentiality	10
How We Enforce Our Code of Ethics	10
Closing	10

Before You Get Started: Accessing the Code of Ethics System

The Code of Ethics System is accessible through the Intranet under Applications or direct access: https://wellmanage.ptaconnect.com/pta/pages/logon.jsp.

Wellington Management

Code of Ethics

Standards of Conduct

Our standards of conduct are straightforward and essential. Any transaction or activity that violates either of the standards of conduct below is prohibited, regardless of whether it meets the technical rules found elsewhere in the Code of Ethics.

We act as fiduciaries to our clients. Each of us must put our clients’ interests above our own and must not take advantage of our management of clients’ assets for our own benefit. Our firm’s policies and procedures implement these principles with respect to our conduct of the firm’s business. This Code of Ethics implements the same principles with respect to our personal conduct. The procedures set forth in the Code govern specific transactions, but each of us must be mindful at all times that our behavior, including our personal investing activity, must meet our fiduciary obligations to our clients.

We act with integrity and in accordance with both the letter and the spirit of the law. Our business is highly regulated, and we are committed as a firm to compliance with those regulations. Each of us must also recognize our obligations as individuals to understand and obey the laws that apply to us in the conduct of our duties. They include laws and regulations that apply specifically to investment advisors, as well as more broadly applicable laws ranging from the prohibition against trading on material nonpublic information and other forms of market abuse to anticorruption statutes such as the US Foreign Corrupt Practices Act and the Council of Europe’s Criminal Law Convention on Corruption. The firm provides training on their requirements. Each of us must take advantage of these resources to ensure that our own conduct complies with the law.

Who Is Subject to the Code of Ethics?

Our Code of Ethics applies to all partners and employees of Wellington Management Company, llp, and its affiliates around the world. Its restrictions on personal investing also apply to temporary personnel (including co-ops and interns) and consultants whose tenure with Wellington Management exceeds 90 days and who are deemed by our Chief Compliance Officer to have access to nonpublic investment research, client holdings, or trade information.

All Wellington Management personnel receive a copy of the Code of Ethics (and any amendments) and must certify, upon joining the firm and annually thereafter, that they have read and understood it and have complied with its requirements.

Adherence to the Code of Ethics is a basic condition of employment. Failure to adhere to our Code of Ethics may result in disciplinary action, including termination of employment.

If you have any doubt as to the appropriateness of any activity, believe that you have violated the Code, or become aware of a violation of the Code by another individual, you should consult the manager of the Code of Ethics Team, Chief Compliance Officer, General Counsel, or Chair of the Ethics Committee.

General questions regarding our Code of Ethics may be directed to the Code of Ethics Team via email at #Code of Ethics Team or through the Code of Ethics hotline, 617-790-8330 (x68330).

Code of Ethics

Wellington Management

Personal Investing	Short-Term Trading You are prohibited from profiting from the

As fiduciaries, each of us must avoid taking personal advantage of our knowledge of investment activity in client accounts. Although our Code of Ethics sets out a number of specific restrictions on personal investing designed to reflect this principle, no set of rules can anticipate every situation. Each of us must adhere to the spirit, and not just the letter, of our Code in meet- ing this fiduciary obligation to our clients.

purchase and sale (or sale and purchase) of the same or equivalent securities within 60 calendar days. For example, if you buy shares of stock (or options on such shares) and then sell those shares within 60 days at a profit, an exception will be identified and any gain from the transactions must be surrendered. Gains are calculated based on a last in, first out (LIFO) method for purposes of this restriction. This short-term trad- ing rule does not apply to securities exempt from

Which Types of Investments and Related Activities Are Prohibited?

Our Code of Ethics prohibits the following personal investments and investment-related activities:

• Purchasing or selling the following:

the Code’s preclearance requirements. • Taking a profit from any trading activity within a 60 calendar day window (see circle for more detail)

– Initial public offerings (IPOs) of any securities – Securities of an issuer being bought or sold on behalf of clients until one trading day after such buying or selling is completed or canceled

– Securities of an issuer that is the subject of a new, changed, or reissued but unchanged action recommendation from a global industry research or fixed income credit analyst until two business days following issuance or reissu- ance of the recommendation – Securities of an issuer that is mentioned at the Morning Meeting or the Early Morning Meeting until two business days following the meeting

• Using a derivative instrument to circumvent a restriction in the Code of Ethics

Which Investment Accounts Must Be Reported?

You are required to report any investment account over which you exercise investment discretion or from which any of the following individuals enjoy economic benefits: (i) your spouse, domestic partner, or minor children, and (ii) any other dependents living in your household, and that holds or is capable of holding any of the following covered investments:

– Securities that are the subject of a firmwide	• Shares of stocks, ADRs, or other equity securities
restriction	(including any security convertible into equity
– Single-stock futures	securities)

– Options with an expiration date that is within 60 calendar days of the transaction date – HOLDRS (HOLding Company Depositary ReceiptS) – Securities of broker/dealers (or their affiliates)

that the firm has approved for execution of cli- ent trades – Securities of any securities market or exchange on which the firm trades on behalf of clients

• Effective 1 September 2013, purchasing an equity security if your aggregate ownership of the equity security exceeds 0.5% of the total shares outstand- ing of the issuer

• Bondsornotes(otherthansovereigngovernment bonds issued by Canada, France, Germany, Italy, Japan, the United Kingdom, or the United States, as well as bankers’ acceptances, CDs, commercial paper, and high-quality, short-term debt instruments)

• Interest in a variable annuity product in which the underlying assets are held in a subaccount managed by Wellington Management

• Shares of exchange-traded funds (ETFs)

• Shares of closed-end funds • Options on securities • Securities futures

Wellington Management

Code of Ethics

Although these accounts do not need to be reported,
Web Resource: Wellington-Managed Fund List	your investment activities in these accounts must
comply with the standards of conduct embodied in
An up-to-date list of funds managed by Wellington	our Code of Ethics.
Management is available through the Code of Ethics System
under Documents. Please note that any transactions in	Managed Account Exemptions
Wellington-Managed funds must comply with the funds' rules
on short-term trading of fund shares.	An account from which you or immediate family
members could benefit financially, but over which
neither you nor they have any investment discretion
• Interest in private placement securities (other than	or influence (a managed account), may be exempted
Wellington Management Sponsored Products)	from the Code of Ethics’ personal investing re-
• Shares of funds managed by Wellington	quirements upon written request and approval. An
Management (other than money market funds)	example of a managed account would be a profes-
Please see Appendix A for a detailed summary of	sionally advised account about which you will not
reporting requirements by security type.	be consulted or have any input on specific transac-
tions placed by the investment manager prior to
For purposes of the Code of Ethics, these invest-	their execution. To request a managed account
ment accounts are referred to as reportable accounts.	exemption, you must complete a Managed Account
Examples of common account types include broker-	Letter (available online via the Code of Ethics
age accounts, retirement accounts, employee stock	System) and return it the Code of Ethics Team.
compensation plans, and transfer agent accounts.
Reportable accounts also include those from which	Web Resource: Managed Account Letter
you or an immediate family member may benefit
indirectly, such as a family trust or family partner-	To request a managed account exemption, complete the
ship, and accounts in which you have a joint owner-	Managed Account Letter available through the Code of Ethics
ship interest, such as a joint brokerage account.	System under Documents.
Please contact the Code of Ethics Team for guidance
if you hold any securities in physical certificate form.	What Are the Reporting Responsibilities for All
Personnel?
Still Not Sure? Contact Us
Initial and Annual Holdings Reports
If you are not sure if a particular account is
required to be reported, contact the Code of Ethics	You must disclose all reportable accounts and all
Team by email at #Code of Ethics Team or through the	covered investments you hold within 10 calendar
Code of Ethics hotline, 617-790-8330 (x68330).	days after you begin employment at or association
with Wellington Management. You will be required
Accounts Not Requiring Reporting	to review and update your holdings and securities
account information annually thereafter.
You do not need to report the following accounts
via the Code of Ethics System since the administra-	For initial holdings reports, holdings information
tor will provide the Code of Ethics Team with access	must be current as of a date no more than 45 days
to relevant holdings and transaction information:	prior to the date you became covered by the Code of
• Accounts maintained within the Wellington	Ethics. Please note that you cannot make personal trades
Retirement and Pension Plan or similar firm-	until you have filed an initial holdings report via the
sponsored retirement or benefit plans identified	Code of Ethics System on the Intranet.
by the Ethics Committee	For subsequent annual reports, holdings informa-
• Accounts maintained directly with Wellington	tion must be current as of a date no more than 45
Trust Company or other Wellington Management	days prior to the date the report is submitted. Please
Sponsored Products	note that your annual holdings report must account for
both volitional and non-volitional transactions.

Code of Ethics

Wellington Management

QuarterlyTransactions Reports
You must submit a quarterly transaction report no
later than 30 calendar days after quarter-end via the
Code of Ethics System on the Intranet, even if you
Non-volitional transactions include:	did not make any personal trades during that quar-
Investments made through automatic dividend	ter. In the reports, you must either confirm that you
reinvestment or rebalancing plans and stock	did not make any personal trades (except for those
purchase plan acquisitions	resulting from non-volitional events) or provide
information regarding all volitional transactions in
Transactions that result from corporate	covered investments.
actions applicable to all similar security
holders (such as splits, tender offers,	What Are the Preclearance Responsibilities for
mergers, and stock dividends)	All Personnel?

Preclearance of Publicly Traded Securities
You must receive clearance before buying or sell-
ing stocks, bonds, options, and most other publicly
traded securities in any reportable account. A full
At the time you file your initial and annual reports,	list of the categories of publicly traded securities
you will be asked to confirm that you have read and	requiring preclearance, and of certain exceptions
understood the Code of Ethics and any amendments.	to this requirement, is included in Appendix A.
Transactions in accounts that are not reportable
Duplicate Statements and Trade Confirmations	accounts do not require preclearance or reporting.
For each of your reportable accounts, you are
required to provide duplicate statements and dupli-	Preclearance requests must be submitted online
cate trade confirmations to Wellington Management.	via the Code of Ethics System, which is accessible
To arrange for the delivery of duplicate statements	through the Intranet. If clearance is granted, the
and trade confirmations, please contact the Code of	approval will be effective for a period of 24 hours.
Ethics Team for the appropriate form. Return the	If you preclear a transaction and then place a limit
completed form to the Code of Ethics Team, which	order with your broker, that limit order must either be
will submit it to the brokerage firm on your behalf.	executed or expire at the end of the 24-hour period.
If the brokerage firm or other firm from which you	If you want to execute the order after the 24-hour period
currently receive statements is not able to send state-	expires, you must resubmit your preclearance request.
ments and confirmations directly to Wellington	If you have questions regarding the preclearance
Management, you will be required to submit copies	requirements, please refer to the FAQs available on
promptly after you receive them, unless you receive	the Code of Ethics System or contact the Code of
an exemption from this requirement under the	Ethics Team.
procedures outlined on page 7.	Please note that preclearance approval does not
alter your responsibility to ensure that each
Web Resource: How to File Reports on the	personal securities transaction complies with
Code of Ethics System	the general standards of conduct, the reporting
requirements, the restrictions on short-term trad-
Required reports must be filed electronically via the Code of Ethics	ing, or the special rules for investment profession-
System. Please see the Code of Ethics System’s homepage for	als set out in our Code of Ethics.
more details.

6

Wellington Management

Code of Ethics

To request approval, you must submit a Private
Web Resource: How to File a Preclearance	Placement Approval Form (available online via the
Request	Code of Ethics System) to the Code of Ethics Team.
Preclearance must be obtained using the Code of Ethics System.	Investments in our own privately offered investment
Once the necessary information is submitted, your preclearance	vehicles (our Sponsored Products), including collec-
request will be approved or denied within seconds.	tive investment funds and common trust funds
maintained by Wellington Trust Company, na, our
hedge funds, and our non-US domiciled funds
Caution on Short Sales, Margin Transactions,	(Wellington Management Portfolios), have been
and Options	approved under the Code and therefore do not
You may engage in short sales and margin transac-	require the submission of a Private Placement
tions and may purchase or sell options provided	Approval Form.
you receive preclearance and meet all other applica-
ble requirements under our Code of Ethics (includ-
ing the additional rules for investment professionals	Web Resource: Private Placement Approval Form
described on page 8). Please note, however, that these
types of transactions can have unintended consequences.	To request approval for a private placement, complete the
Private Placement Approval Form available through the Code of
For example, any sale by your broker to cover a	Ethics System under Documents.
margin call or to buy in a short position will be in
violation of the Code unless precleared. Likewise,
any volitional sale of securities acquired at the expi-	Requests for Exceptions to Preclearance Denial,
ration of a long call option will be in violation of	Other Trading Restrictions, and Certain Reporting
the Code unless precleared. You are responsible for	Requirements
ensuring any subsequent volitional actions relating	The Chief Compliance Officer may grant an excep-
to these types of transactions meet the requirements	tion from preclearance, other trading restrictions,
of the Code.	and certain reporting requirements on a case-by-
Preclearance of Private Placement Securities	case basis if it is determined that the proposed con-
duct involves no opportunity for abuse and does not
You cannot invest in securities offered to poten-	conflict with client interests. Exceptions are expected
tial investors in a private placement without first	to be rare. If you wish to seek an exception to these
obtaining prior approval. Approval may be granted	restrictions, you must submit a written request to
after a review of the facts and circumstances,	the Code of Ethics Team describing the nature of the
including whether:	exception and the reason(s) it is being sought.
• an investment in the securities is likely to result
in future conflicts with client accounts (e.g., upon
a future public offering), and
• you are being offered the opportunity due to your
employment at or association with Wellington
Management.
If you have questions regarding whether an invest-
ment would be deemed a private placement security
under the Code, please refer to the FAQs about
private placements available on the Code of Ethics
System, or contact the Code of Ethics Team.

Code of Ethics

Wellington Management

What Are the Additional Personal Trading Requirements for Investment Professionals?

If you are a portfolio manager, research analyst, or other investment professional who has portfolio management responsibilities for a client account (e.g., designated portfolio managers, backup portfolio managers, investment team members), or who otherwise has direct authority to make decisions to buy or sell securities in a client account (referred to here as an investment professional), you are required to adhere to additional rules and restrictions on your personal securities transactions. However, as no set of rules can anticipate every situation, you must remember to place our clients’ interests first whenever you transact in securities that are also held in client accounts you manage.

The following provisions of the code are intended to allow investment professionals to make long-term investments in securities. However, you may not be able to sell personal investments for extended periods of time and therefore should consider the liquidity, tax planning, market, and similar risks associated with making personal investments in securities of an issuer that are or may be held in client accounts.

•Investment Professional Blackout Periods – You	up to the client transactions. However,
cannot buy or sell a security for a period	unanticipated cash flows and redemptions
of seven calendar days before or after	in client accounts and unexpected market
any transaction in the same issuer by a	events do occur from time to time, and a
client account for which you serve as an	personal trade made in the prior seven (or
investment professional. Effective 1	14) days should never prevent you from
September 2013, you cannot buy or sell a	buying or selling a security in a client
security for a period of 14 calendar days	account if the trade would be in the client’s
before or after any transaction in the	best interest. If you find yourself in that sit-
same issuer by a client account for which	uation and need to buy or sell a security in
you serve as an investment professional.	a client account within the seven (or 14) cal-
In addition, effective 1 September 2014,	endar days following your personal trans-
you may not sell personal holdings in a	action in a security of the same issuer, you
security of the same issuer that is held by	should notify the Code of Ethics Team (by
a client account for which you serve as	email at #Code of Ethics Team or through
an investment professional until the later	the Code of Ethics Hotline, 617-790-8330
of the following periods: (i) one calendar	[x68330]) or your local compliance officer in
year from the date of your last purchase	advance of placing the trade. If you are
and (ii) 90 calendar days after all of your	unable to reach any of those individuals
client accounts liquidate all holdings of	and the trade is time sensitive, you should
the same issuer.	proceed with the client trade and notify the
If you anticipate receiving a cash flow or	Code of Ethics Team promptly after submit-
redemption request in a client portfolio	ting it.
that will result in the purchase or sale of	• Short Sales by an Investment Professional – An
securities that you also hold in your per-	investment professional may not person-
sonal account, you should take care to	ally take a short position in a security of an
avoid transactions in those securities in	issuer in which he or she holds a long posi-
your personal account in the days leading	tion in a client account.

Wellington Management

Code of Ethics

Gifts and Entertainment	Lodging and Air Travel – You may not accept a gift of
lodging or air travel in connection with any entertain-
Our guiding principle of “client, firm, self” also	ment opportunity. If you participate in an entertain-
governs the receipt of gifts and entertainment from	ment opportunity for which lodging or air travel is
clients, consultants, brokers, vendors, companies in	paid for by the host, you must reimburse the host for
which we may invest, and others with whom the	the equivalent cost, as determined by Wellington Man-
firm does business. As fiduciaries to our clients, we	agement’s travel manager.
must always place our clients’ interests first and	Additional Reimbursement Requirements – You must
cannot allow gifts or entertainment opportunities to	receive prior approval from your business manager
influence the actions we take on behalf of our clients.	and reimburse the host for the full face value of any
In keeping with this standard, you must follow sev-	entertainment ticket(s) if:
eral specific requirements:	• the entertainment opportunity requires a ticket
Accepting Gifts – You may only accept gifts of	with a face value of more than US$200 or the local
nominal value, which include promotional items,	equivalent, or is a high-profile event (e.g., a major
flower arrangements, gift baskets, and food, as well	sporting event),
as other gifts with an approximate value of less than	• you wish to accept more than one ticket, or
US$100 or the local equivalent. You may not ac-
cept a gift of cash, including a cash equivalent such	• the host has invited numerous Wellington
as a gift certificate or a security, regardless of the	Management representatives.
amount. If you receive a gift that violates the Code,	Business managers must clear their own participa-
you must return the gift or consult with the Chief	tion under the circumstances described above with
Compliance Officer to determine appropriate action	the Chief Compliance Officer or Chair of the Ethics
under the circumstances.	Committee.
Accepting Entertainment Opportunities – The firm	Please note that even if you pay for the full face
recognizes that participation in entertainment op-	value of a ticket, you may attend the event only if
portunities with representatives from organizations	the host is present. Whenever possible, you should
with which the firm does business, such as consul-	arrange for any required reimbursement prior to
tants, brokers, vendors, and companies in which we	attending an entertainment event.
may invest, can help to further legitimate business
interests. However, participation in such entertain-	Soliciting Gifts, Entertainment Opportunities, or
ment opportunities should be infrequent, and you	Contributions – In your capacity as a partner or
may participate only if:	employee of the firm, you may not solicit gifts,
1	entertainment opportunities, or charitable or politi-
a representative of the hosting organization is present,	cal contributions for yourself, or on behalf of clients,
prospects, or others, from brokers, vendors, clients, or
2	consultants with whom the firm conducts business or
the primary purpose of the event is to discuss busi-	from companies in which the firm may invest.
ness or to build a business relationship,
and	Sourcing Entertainment Opportunities – You may
3	not request tickets to entertainment events from the
the opportunity meets the additional requirements	firm’s Trading department or any other Wellington
below.	Management department, partner, or employee, nor
from any broker, vendor, company in which we may
invest, or other organization with which the firm
conducts business.

Code of Ethics

Wellington Management

Outside Activities	It is our collective responsibility to uphold the Code
of Ethics. In addition to the formal reporting require-
While the firm recognizes that you may engage in busi-	ments described in this Code of Ethics, you have a
ness or charitable activities in your personal time, you	responsibility to report any violations of the Code. If
must take steps to avoid conflicts of interest between	you have any doubt as to the appropriateness of any
your private interests and our clients’ interests. As a	activity, believe that you have violated the Code, or
result, all significant outside business or charitable	become aware of a violation of the Code by another
activities (e.g., directorships or officerships) must be	individual, you should consult the manager of the
approved by your business manager and by the Chief	Code of Ethics Team, Chief Compliance Officer,
Compliance Officer, General Counsel, or Chair of the	General Counsel, or Chair of the Ethics Committee.
Ethics Committee prior to the acceptance of such a	Potential violations of the Code of Ethics will be
position (or if you are new, upon joining the firm).	investigated and considered by representatives of
Approval will be granted only if it is determined that	Legal and Compliance and/or the Ethics Committee.
the activity does not present a significant conflict of	All violations of the Code of Ethics will be reported
interest. Directorships in public companies (or compa-	to the Chief Compliance Officer. Violations are
nies reasonably expected to become public companies)	taken seriously and may result in sanctions or other
will generally not be authorized, while service with	consequences, including:
charitable organizations generally will be permitted.	• a warning
Officers of the firm can only seek additional employ-	• referral to your business manager, senior manage-
ment outside of Wellington Management with the	ment, and/or the Managing Partners
prior written approval of the Human Resources
department. All new employees are required to	• reversal of a trade or the return of a gift
disclose any outside employment to the Human	• disgorgement of profits or of the value of a gift
Resources department upon joining the firm.	• a limitation or restriction on personal investing
• a fine

ClientConfidentiality	• termination of employment
• referral to civil or criminal authorities
Any nonpublic information concerning our clients	If you become aware of any potential conflicts of
that you acquire in connection with your employ-	interest that you believe are not addressed by our
ment at the firm is confidential. This includes infor-	Code of Ethics or other policies, please contact the
mation regarding actual or contemplated investment	Chief Compliance Officer, the General Counsel, or
decisions, portfolio composition, research recommen-	the manager of the Code of Ethics Team.
dations, and client interests. You should not discuss
client business, including the existence of a client
relationship, with outsiders unless it is a necessary	Closing
part of your job responsibilities.
As a firm, we seek excellence in the people we
employ, the products and services we offer, the way
How We Enforce Our	we meet our ethical and fiduciary responsibilities,
Code of Ethics	and the working environment we create for our-
selves. Our Code of Ethics embodies that commit-
Legal and Compliance is responsible for monitor-	ment. Accordingly, each of us must take care that
ing compliance with the Code of Ethics. Members	our actions fully meet the high standards of conduct
of Legal and Compliance will periodically request	and professional behavior we have adopted. Most
certifications and review holdings and transac-	importantly, we must all remember “client, firm,
tion reports for potential violations. They may also	self” is our most fundamental guiding principle.
request additional information or reports.

Wellington Management

Appendix A – Part 1

No Preclearance or Reporting Required:	Preclearance and Reporting of Securities Transactions Required:

Open-end investment funds not managed by Wellington Management[1]	Bonds and notes (other than direct obligations of the US government
Interests in a variable annuity product in which the underlying assets	or the governments of Canada, France, Germany, Italy, Japan, or the
are held in a fund not managed by Wellington Management	United Kingdom, as well as bankers’ acceptances, CDs, commercial paper, and high-quality, short-term debt instruments)
Direct obligations of the US government (including obligations issued
by GNMA and PEFCO) or the governments of Canada, France, Germany,	Stock (common and preferred) or other equity securities, including any
Italy, Japan, or the United Kingdom	security convertible into equity securities

Cash	Closed-end funds
Money market instruments or other short-term debt instruments rated	ETFs not listed in Appendix A – Part 2
P-1 or P-2, A-1 or A-2, or their equivalents[2]	American Depositary Receipts

Bankers’ acceptances, CDs, commercial paper	Options on securities (but not their non-volitional exercise or expiration)
Wellington Trust Company Pools	Warrants
Wellington Sponsored Hedge Funds	Rights
Securities futures and options on direct obligations of the US govern-	Unit investment trusts
ment or the governments of Canada, France, Germany, Italy, Japan, or the
United Kingdom, and associated derivatives	Prohibited Investments and Activities:

Options, forwards, and futures on commodities and foreign exchange,	Initial public offerings (IPOs) of any securities
and associated derivatives	HOLDRS (HOLding Company Depositary ReceiptS)

Transactions in approved managed accounts	Single-stock futures
Options expiring within 60 days of purchase
Reporting of Securities Transactions Required (no need to preclear
and not subject to the 60-day holding period):	Securities being bought or sold on behalf of clients until one trading day after such buying or selling is completed or canceled
Open-end investment funds managed by Wellington Management[1]
(other than money market funds)	Securities of an issuer that is the subject of a new, changed, or reissued but unchanged action recommendation from a global industry research or
Interests in a variable annuity or insurance product in which the underly-	fixed income credit analyst until two business days following issuance or
ing assets are held in a fund managed by Wellington Management	reissuance of the recommendation

Futures and options on securities indices	Securities of an issuer that is mentioned at the Morning Meeting or the
ETFs listed in Appendix A – Part 2 and derivatives on these securities	Early Morning Meeting until two business days following the meeting
Gifts of securities to you or a reportable account	Securities on the firmwide restricted list
Gifts of securities from you or a reportable account	Profiting from any short-term (i.e., within 60 days) trading activity
Non-volitional transactions (splits, tender offers, mergers, stock divi-	Securities of broker/dealers or their affiliates with which the firm
dends, dividend reinvestments, etc.)	conducts business

Securities of any securities market or exchange on which the firm trades
Using a derivative instrument to circumvent the requirements of the
Code of Ethics

Appendix A – Part 1

This appendix is current as of October 1, 2008, and may be amended at the discretion of the Ethics Committee.

1A list of funds advised or subadvised by Wellington Management (“Wellington-Managed Funds”) is available online via the Code of Ethics System. However, you remain responsible for confirming whether any particular investment represents a Wellington-Managed Fund.

2If the instrument is unrated, it must be of equivalent duration and comparable quality.

Appendix A – Part 2					Wellington Management

Appendix A – Part 2

ETFs Approved for Personal Trading Without Preclearance (but Requiring Reporting)
Country in category title indicates location of listing exchange.

TICKER	NAME	TICKER	NAME	TICKER	NAME
United States: Equity		RSX	MARKET VECTORS RUSSIA ETF	VCSH	VANGUARD SHORT-TERM CORPORATE
AAXJ	ISHARES MSCI ALL COUNTRY ASIA	RWM	PROSHARES SHORT RUSS	United States: Commodity Trusts and ETNs
ACWI	ISHARES MSCI ACWI INDEX FUND	RWR	SPDR DOW JONES REIT ETF	AMJ	JPMORGAN ALERIAN MLP INDEX ETN
BRF	MARKET VECTORS BRAZIL SMALL-CA	RWX	SPDR DJ INTL REAL ESTATE	CORN	CORN ETF
DIA	SPDR DJIA TRUST ETF	SCZ	ISHARES MSCI EAFE SMALL CAP IN	COW	IPATH DJ-UBS LIVESTOCK SUBINDX
DVY	ISHARES DOW JONES SELECT DIVID	SDS	PROSHARES ULTRASHORT S&P500	DBA	POWERSHARES DB AGRICULTURE FND
ECH	ISHARES MSCI CHILE INVESTABLE	SDY	SPDR DIVIDEND ETF	DBB	POWERSHARES DB BASE METALS FUN
EEB	GUGGENHEIM BRIC ETF	SH	PROSHARES SHORT S&P500	DBC	DB COMMODITY INDEX TRACKING FU
EEM	ISHARES MSCI EMERGING MARKETS	SKF	PROSHARES ULTRASHORT FINANCIAL	DBE	POWERSHARES DB ENERGY FUND
EFA	ISHARES MSCI EAFE INDEX FUND	SPY	SPDR S&P 500 ETF TRUST	DBO	POWERSHARES DB OIL FUND
EFG	ISHARES MSCI EAFE GROWTH INDEX	SRS	PROSHARES ULTRASHORT REAL ESTA	DBP	POWERSHARES DB PRECIOUS METALS
EFV	ISHARES MSCI EAFE VALUE INDEX	SSO	PROSHARES ULTRA S&P500	DGZ	POWERSHARES DB GOLD SHORT ETN
EPI	WISDOMTREE INDIA EARNINGS FUND	TWM	PROSHARES ULTRASHORT RUSS2000	DJP	IPATH DJ-UBS COMMIDTY
EPP	ISHARES MSCI PAC EX-JAPAN FD	UWM	PROSHARES ULTRA RUSSELL	DNO	UNITED STATES SHORT OIL FUND L
EWA	ISHARES MSCI AUSTRALIA INDEX F	UYG	PROSHARES ULTRA FINANCIALS	GAZ	IPATH DJ-UBS NAT GAS SUBINDEX
EWC	ISHARES MSCI CANADA INDEX FUND	VB	VANGUARD SMALL-CAP VIPERS	GLD	SPDR GOLD SHARES
EWG	ISHARES MSCI GERMANY INDEX FD	VBK	VANGUARD SMALL-CAP GROWTH VIPE	GLL	PROSHARES ULTRASHORT GOLD
EWH	ISHARES MSCI HONG KONG IDX FD	VBR	VANGUARD SMALL-CAP VALUE VIPER	GSG	ISHARES S&P GSCI COMMODITY IND
EWJ	ISHARES MSCI JAPAN IDX FD	VEA	VANGUARD MSCI EAFE ETF	JJA	IPATH DJ-UBS AGRICULTURE SUBIN
EWM	ISHARES MSCI MALAYSIA IDX FUND	VEU	VANGUARD FTSE ALL-WORLD EX-US	JJC	IPATH DJ-UBS COPPER SUBINDEX
EWS	ISHARES MSCI SINGAPORE INDEX F	VGK	VANGUARD MSCI EURO ETF	JJE	IPATH DJ-UBS ENERGY SUBINDEX
EWT	ISHARES MSCI TAIWAN INDEX FUND	VIG	VANGUARD DIVIDEND APPRECIATION	JJG	IPATH DJ-UBS GRAINS SUBINDEX
EWU	ISHARES MSCI UK INDEX FUND	VNQ	VANGUARD REIT VIPERS	JJM	IPATH DJ-UBS INDUSTRIAL METALS
EWY	ISHARES MSCI SOUTH KOREA INDEX	VO	VANGUARD MID-CAP VIPERS	JJN	IPATH DJ-UBS NICKEL SUBINDEX
EZU	ISHARES MSCI EMU INDEX FUND	VPL	VANGUARD MSCI PACIFIC ETF	JJS	IPATH DJ-UBS SOFTS SUBINDEX
FXI	ISHARES FTSE CHINA 25 INDEX	VTI	VANGUARD TOTAL STOCK MARKET	JJU	IPATH DJ-UBS ALUMINUM SUBINDEX
GDX	MARKET VECTORS GOLD MINERS	VTV	VANGUARD VALUE VIPERS	SGG	IPATH DJ-UBS SUGAR SUBINDEX TR
GDXJ	MARKET VECTORS JUNIOR GOLD MIN	VUG	VANGUARD GROWTH VIPERS	SLV	ISHARES SILVER TRUST
IBB	ISHARES BIOTECH INDEX FUND	VV	VANGUARD LARGE-CAP VIPERS	UCO	PROSHARES ULTRA DJ-UBS CRUDE
ICF	ISHARES COHEN & STEERS REALTY	VWO	VANGUARD MSCI EM MAR	UGA	UNITED STATES GASOLINE FUND LP
IEV	ISHARES S&P EUROPE 350 INX FD	VXX	IPATH S&P 500 VIX	UGL	PROSHARES ULTRA GOLD
IGE	ISHARES S&P GSSI NAT RES IDX	XLB	MATERIALS SEL SECTOR SPDR FUND	UHN	UNITED STATES HEATING OIL LP
IJH	ISHARES S&P MIDCAP 400 IDX FD	XLE	ENERGY SELECT SECTOR SPDR FUND	UNG	UNITED STATES NATL GAS FUND LP
IJJ	ISHARES S&P MIDCAP 400/VALUE	XLF	FINANCIAL SEL SECTOR SPDR FD	USO	UNITED STATES OIL FUND LP
IJK	ISHARES SP MCAP 400/BARRA GTH	XLI	INDUSTRIAL SELECT SECTOR SPDR	ZSL	PROSHARES ULTRASHORT SILVER
IJR	ISHARES SP SMALLCAP 600 IDX FD	XLK	TECHNOLOGY SELECT SECTOR SPDR	United States: Currency Trusts
IJS	ISHARES S&P SMALLCAP 600/BARRA	XLP	CONSUMER STAPLES SELECT SPDR	DBV	POWERSHARES DB G10 CURRENCY HA
IJT	ISHARES SP SMCAP 600/BARRA GTH	XLU	UTILITIES SELECT SECTOR SPDR	EUO	PROSHARES ULTRASHORT EURO
ILF	ISHARES S&P LATIN AMER 40 IDX	XLV	HEALTH CARE SELECT SECTOR SPDR	FXA	CURRENCYSHARES AUD TRUST
INP	IPATH MSCI INDIA INDEX ETN	XLY	CONSUMER DISCRETIONARY SPDR	FXB	CURRENCYSHARES GBP STERL TRUST
IOO	ISHARES S&P GLOBAL 100 INDEX F	XME	SPDR S&P METALS & MINING ETF	FXC	CURRENCYSHARES CAD
IVE	ISHARES SP 500/BARRA VALUE	XOP	SPDR S&P OIL & GAS EXPL AND PROD	FXE	CURRENCYSHARES EURO TRUST
IVV	ISHARES S&P 500 INDEX FUND	United States: Fixed Income		FXF	CURRENCYSHARES SWISS FRANC
IVW	ISHARES S&P 500/BARRA GRTH IDX	AGG	ISHARES BARCLAYS AGGREGATE	FXM	CURRENCYSHARES MEXICAN PESO
IWB	ISHARES RUSSELL 1000 INDEX	BIV	VANGUARD INTERMEDIATE-TERM BON	FXS	CURRENCYSHARES SWEDISH KRONA
IWD	ISHARES RUSSELL 1000 VALUE IND	BND	VANGUARD TOTAL BOND MARKET	FXY	CURRENCYSHARES JPY TRUST
IWF	ISHARES RUSSELL 1000 GROWTH	BOND	PIMCO TOTAL RETURN BOND ETF	UDN	POWERSHARES DB US DOLLAR IND
IWM	ISHARES RUSSELL 2000 INDEX	BSV	VANGUARD SHORT-TERM BOND ETF	UUP	POWERSHARES DB US DOL IND BU
IWN	ISHARES RUSSELL 2000 VALUE	BWX	SPDR BARCLAYS INT TREA BND ETF	YCS	PROSHARES ULTRASHORT YEN
IWO	ISHARES RUSSELL 2000 GROWTH	BZF	WISDOMTREE DREYFUS BRAZILIAN REAL FUND	Australia: Equity
IWP	ISHARES RUSSELL MIDCAP GROWTH	CYB	WISDOMTREE DREYFUS CHINESE YUA	STW.AX	SPDR S&P/ASX 200 FUND
IWR	ISHARES RUSSELL MIDCAP INDEX F	ELD	WISDOMTREE EMERGING MARKETS LO	England: Equity
IWS	ISHARES RUSSELL MIDCAP VALUE I	EMB	JPM EMERGING MARKETS BOND ETF	EUN LN	ISHARES STOXX EUROPE 50
IWV	ISHARES RUSSELL 3000 INDEX	HYG	ISHARES IBOXX $ HIGH YIELD COR	IEEM LN	ISHARES MSCI EMERGING MARKETS
IXC	ISHARES S&P GLOBAL ENERGY SECT	IEF	ISHARES BARCLAYS 7-10 YEAR	FXC LN	ISHARES FTSE CHINA25
IYR	ISHARES DOW JONES US RE IDX	IEI	ISHARES BARCLAYS 3-7 YEAR TREA	IJPN LN	ISHARES MSCI JAPAN FUND
IYW	ISHARES DJ US TECH SECTOR IDX	JNK	SPDR BARCLAYS HIGH YIELD BOND	ISF LN	ISHARES PLC- ISHARES FTSE 100
MDY	SPDR S&P MIDCAP 400 ETF TRUST	LQD	ISHARES IBOXX INVESTMENT GRADE	IUSA LN	ISHARES S&P 500 INDEX FUND
MOO	MARKET VECTORS-AGRI	MBB	ISHARES MBS BOND FUND	IWRD LN	ISHARES MSCI WORLD
OEF	ISHARES S&P 100 INDEX FUND	MUB	ISHARES S&P NATIONAL MUNICIPAL	England Fixed Income
PBW	POWERSHARES WILDERHILL CLEAN E	PCY	POWERSHARES EM MAR SOV DE PT	IEBC LN	ISHARES BARCLAYS CAPITAL EURO
PFF	ISHARES S&P US PREFERRED STOCK	PST	PROSHARES ULTRASHORT LEH 7	Hong Kong: Equity
PGX	POWERSHARES PREFERRED PORTFOLI	SHY	ISHARES BARCLAYS 1-3 YEAR TREA	2800 HK	TRACKER FD OF HONG KONG
PHO	POWERSHARES GLOBAL WATER PORTF	TBF	PROSHARES SHORT 20+ TREASURY	2823 HK	ISHARES FTSE/ XINHUA A50 CHINA
QID	PROSHARES ULTRASHORT QQQ	TBT	PROSHARES ULTRASHORT LEHMAN	2827 HK	BOCI-PRUDENTIAL - W.I.S.E. - C
QLD	PROSHARES ULTRA QQQ	TIP	ISHARES BARCLAYS TIPS BOND FUN	2828 HK	HANG SENG INVESTMENT INDEX FUN
ThisQQQappendixPOWERSHARESis current asQQQTRUSTof October 1, 2008, and may be		TLT at the	ISHARES BARCLAYSof the 20+ YEAR TREA .	2833 HK	HANG SENG INVESTMENT INDEX FD
RSP	RYDEX S&P EQUAL WEIGHT

12

This appendix is current as of October 22, 2012, and may be amended at the discretion of the Ethics Committee.

G2529_2